     PRICING SUPPLEMENT NO. 102                              Rule 424(b)(3)
     DATED: November 15, 1996                            File No. 333-03685
     (To Prospectus dated May 23, 1996
     and Prospectus Supplement dated May 23, 1996)


                               $4,954,795,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $5,000,000                   [x]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 11/19/96                     [_]                  [_]

 Maturity Date: 11/19/97

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Quarterly

 [_]  LIBOR Reuters                    Interest Payment Date(s): **

 [x]  LIBOR Telerate

 [_]  Prime Rate                       Interest Payment Period: Quarterly

 [_]  CMT Rate

 Initial Interest Rate: 5.47%

 Index Maturity:  Three months

 Spread (plus or minus): -0.03%

-------------------------
  *  02/19/97, 05/19/97 and 8/19/97.

 **  02/19/97, 05/19/97, 08/19/97 and 11/19/97.


     The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National Association of Securities Dealers, Inc.


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